Exhibit 10.1
MORTGAGE, ASSIGNMENT OF LEASES
AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT
          THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT (“this Mortgage”) is made this 13th day of June 2007 between ONE EARTH ENERGY, LLC, an Illinois limited liability company (“Mortgagor”), whose address is 1306 West 8th Street, Gibson City, IL 60936-0546, and FARMERS ENERGY ONE EARTH, LLC, an Ohio limited liability company (“Mortgagee”), whose address is 2875 Needmore Road, Dayton, OH 45414.
Preliminary Statement
          Mortgagor is the owner of the Land (as herein after defined) and improvements thereon. Pursuant to a Promissory Note of even date herewith (the “Note”), Mortgagor has borrowed up to Six Million and 0/100 Dollars ($6,000,000) from Mortgagee.
          NOW, THEREFORE, in consideration of the premises and to secure the payment, performance and observance by Mortgagor of the Note and the obligations of Mortgagor as hereinafter provided, Mortgagor does hereby GRANT, WITH MORTGAGE COVENANTS, TO MORTGAGEE, its successors and assigns forever, all of Mortgagor’s estate, right, title and interest in, to and under the property described in Paragraphs A through J below, all of which is referred to herein as the “Mortgaged Property”, whether now owned or held or hereafter acquired:
          A. Land. The real property described in Exhibit A attached hereto (the “Land”).
          B. Improvements. All buildings, structures and improvements, and all additions or alterations thereto, now or hereafter erected on the Land, including but not limited to any attachments, apparatus and other articles now or hereafter attached to such buildings, structures and improvements (collectively, the “Improvements”).

          C. Fixtures. All right, title and interest of Mortgagor in and to all materials, supplies, equipment, apparatus, personal property, goods and other items, excluding inventory and motor vehicles, now or hereafter attached to, installed in, located on or used in connection with (temporarily or permanently) any of the Improvements or the Land, including but not limited to, all partitions, window screens, shades, drapes and other window coverings, carpets, rugs, and other floor coverings, furniture, furnishings, awnings, motors, engines, boilers, furnaces, pipes, plumbing, sprinkler systems, fire prevention or extinguishing apparatus and equipment, water tanks, light fixtures, communication systems, appliances, antennas, building materials, landscaping, and all equipment, machinery, fixtures and fittings used in connection with the generation, distribution, regulation, or metering of air, water, heat, electricity, fuel or refrigeration or for ventilating or sanitary purposes or for the exclusion of vermin or insects or for the removal of dust, refuse or garbage, it being intended and agreed that all such items be conclusively deemed to be fixtures (collectively, “Fixtures”). The Land, the Improvements and the Fixtures are sometimes hereafter referred to, collectively, as the “Property.”
          D. Leases, Rents, etc. All leases, subleases, licenses, concessions or other agreements now or hereafter in effect, which grant to a third party a possessory interest in, or right to use, all or a portion of the Property (collectively, “Leases”), and the rents, issues, profits, royalties, income and other benefits payable under all such Leases, including without limitation, all security deposits, advance rentals and deposits or payments of a similar nature, or otherwise arising from the use or enjoyment of all or any portion of the Property (collectively, “Rents”). As long as no “Default” (as hereinafter defined) exists under this Mortgage, the grant contained in this Paragraph D is subject to the right of Mortgagor to collect and use the Rents from each lease (but not more than one month in advance).
          E. Easements. Any and all easements, rights-of-way (including rights in any open or proposed street), sidewalks, alleys, strips of land, waters, water rights and powers and shares of stock evidencing the same and other rights, used in connection with the Property or as a means of access thereto or which are otherwise of benefit thereto to the users thereof, and all tenements, hereditament and appurtenances thereto.
          F. Proceeds. All proceeds of the conversion of the Mortgaged Property, whether voluntary or involuntary, into cash or liquidated claims, any and all awards (or claims for awards) made for a taking by eminent domain, or by any event in lieu thereof, of all or any part of the Mortgaged Property, including, without limitation, awards for severance damages, any proceeds (or claims for proceeds) of casualty, liability or other insurance pertaining to the Mortgaged Property or otherwise required hereunder and all refunds of real estate taxes and assessments with respect to the Property (collectively, “Awards and Proceeds”).
          G. Claims. Any claim or demand against anyone with respect to damage to the Mortgaged Property, including without limitation, damage arising from any defect in the design or construction of the Improvements or in the condition of the Property (collectively, “Claims”).
          H. Deposits. Deposits or security or advance payments made by or on behalf of Mortgagor to others with respect to (a) insurance policies relating to the Mortgaged Property, (b)

utility services for the Mortgaged Property and (c) maintenance, repair or similar services for the Mortgaged Property (collectively, “Deposits”).
          I. Contract Rights and Permits. All management agreements, construction contracts, architects’ agreements, payment and performance bonds, licenses, permits, certificates and other contracts necessary or useful in connection with the ownership, use, enjoyment, occupancy, management or operation of the Property (collectively, “Contract Rights”).
          J. Additional Interests. All interests, estate or other claims, both in law and in equity, which Mortgagor now has or may hereafter acquire in the Mortgaged Property or any part thereof or any interest therein.
          TO HAVE AND TO HOLD the Mortgaged Property and all parts thereof unto Mortgagee, its successors and assigns, to its own proper use and benefit forever, subject, however, to the terms and conditions herein.
          THIS MORTGAGE IS GIVEN TO SECURE:
          (i) Payment of the indebtedness evidenced by the Note, including any extensions, renewals or modifications thereof, all interest thereon at the interest rate from time to time applicable thereunder (the “Interest Rate”), or, if applicable the default rate established thereunder (the “Default Rate”), and all other sums payable pursuant thereto.
          (ii) Payment, performance and observance of each obligation, covenant and agreement of Mortgagor contained in the Note and in any and all security agreements, or other security instruments executed now or hereafter by Mortgagor for the purpose of further evidencing or securing all or part of the indebtedness secured by this Mortgage, or for the purpose of supplementing or amending this Mortgage or any instrument secured hereby.
          (iii) Payment of all sums advanced by Mortgagee hereunder or under the Note, with interest thereon at the Interest Rate or, if applicable, the Default Rate.
          If Mortgagor pays the principal and interest secured by this Mortgage, performs the other obligations secured hereby and the conditions of this and any prior mortgage, pays all taxes and assessments, maintains insurance against fire and other hazards, and does not commit or suffer waste, then this Mortgage shall be void.
          IT IS A FURTHER CONDITION OF THIS MORTGAGE, AND MORTGAGOR HEREBY FURTHER REPRESENTS, WARRANTS, COVENANTS AND AGREES AS FOLLOWS:
          1. PAYMENT OF NOTE. Mortgagor shall pay the principal of and interest on, and other sums due under, the Note and pay all other monies and indebtedness secured by this Mortgage, in legal tender of the United States, when and as the same become due, as provided thereby or hereby. Mortgagor shall pay any taxes, except income taxes, imposed on Mortgagee by reason of its ownership of the Note or this Mortgage.

          2. TITLE. Mortgagor represents and warrants that it is the owner of good and marketable title in fee simple to all of the Mortgaged Property, free and clear of all restrictions, encumbrances, liens and claims whatsoever, excepting only the matters set forth on Exhibit B (the “Permitted Exceptions”); and that Mortgagor, at its expense, will forever warrant and defend such title to the Mortgaged Property and the lien and security interest of this Mortgage and the other loan documents against all claims and demands of all persons and will maintain and preserve such lien and security interest as long as all or any portion of the indebtedness evidenced by the Note, or any other indebtedness secured hereby is outstanding, subject only to the Permitted Exceptions.
          3. INSURANCE. Mortgagor shall obtain and at all times keep in force the following policies of insurance:
          3.1 Insurance against loss or damage to the Improvements and Fixtures by fire, lightning and such perils as are at this time comprehended within the term “all risk,” and against any other risks or hazards which Mortgagee shall require, in an amount acceptable to Mortgagee and which shall be sufficient that Mortgagor will not be deemed a co-insurer. Such policies of insurance shall contain the “replacement cost” endorsement.
          3.2 Comprehensive public liability insurance for injuries to person, including death, and property damage insurance including loss of use thereof, in an amount acceptable to Mortgagee.
          3.3 During the course of any construction or repair of the Improvements and Fixtures on the Land, builder’s completed value risk insurance against “all risks of physical loss,” including collapse, in an amount reasonably satisfactory to Mortgagee.
          3.4 Such other insurance in such form and in such amounts as may from time to time be reasonably requested by Mortgagee. All insurance policies and renewals thereof shall be issued by companies approved by Mortgagee as to financial standing according to such standards as may be adopted from time to time by Mortgagee, for terms and in form and content reasonably acceptable to Mortgagee, and shall include a standard mortgage clause in favor of and in form and content acceptable to Mortgagee, and shall not be cancelable without at least 30 days prior written notice to Mortgagee. Mortgagor will promptly furnish to Mortgagee the original policies of such insurance or certificates thereof in a form reasonably satisfactory to Mortgagee showing that such policies are in force and the premiums fully paid. Original policies or certificates of insurance replacing expiring policies shall be furnished to Mortgagee at least 30 days before the date of each such expiration. The delivery of the original insurance policies or certificates shall constitute an assignment as additional security of all unearned premiums.
          4. DAMAGE AND DESTRUCTION. In the event of loss, damage or destruction of all or substantially all of the Mortgaged Property, Mortgagor will give immediate written notice to the insurance carrier and to Mortgagee. Mortgagor hereby authorizes and empowers Mortgagee as attorney-in-fact for Mortgagor to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Mortgagee’s expenses incurred in the collection of such proceeds; provided however, that nothing contained herein shall require Mortgagee to incur any expense or take any action hereunder. Mortgagor authorizes Mortgagee to hold the balance of such proceeds and Mortgagee may, at its option, apply the proceeds held by it to the payment of the sums secured by this Mortgage, whether or not then due, in such order and in such amounts as Mortgagee may elect. If the insurance proceeds are applied to the payment of the sums secured by this Mortgage, any such application of proceeds to principal shall not extend or postpone the due dates of the monthly installments provided for in the Note or change the amounts of such installments. If the Mortgaged Property is sold pursuant to this Mortgage or if Mortgagee acquires title to the Mortgaged Property in lieu of foreclosure, Mortgagee shall have all of the right, title and interest of Mortgagor in and to unearned insurance premiums allocable to the Mortgaged Property and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.
          5. INDEMNIFICATION. Mortgagor will protect, save harmless and indemnify Mortgagee from and against any and all claims, liabilities, costs and expenses, of whatever nature, which may arise or result, directly or indirectly, by reason of the use, occupation or operation of the Mortgaged Property or any part thereof.
          6. ENVIRONMENTAL.
          (a) Mortgagor shall at all times during the term of this Mortgage comply with all applicable federal, state, and local laws, regulations, administrative rulings, orders, ordinances, and the like, pertaining to the protection of the environment, including but not limited to, those regulating the handling and disposal of waste materials and further that during the term of this Mortgage neither Mortgagor nor any agent or party acting at the direction or with the consent of Mortgagor shall treat, store, or dispose of any “hazardous substance,” as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), or petroleum (including crude oil or any fraction thereof) on the Mortgaged Property or any other property owned by Mortgagor.
          (b) Mortgagor shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Mortgagee from any and all claims, orders, demands, causes of action, proceedings, judgments, or suits and all liabilities, losses, costs or expenses (including without limitation technical consultant fees, court costs, expenses paid to third parties and reasonable legal fees) and damages arising out of, or as a result of (i) any “release,” as defined in Section 101(22) of CERCLA, of any “hazardous substance,” as defined in Section 101(14) of CERCLA, or petroleum (including crude oil or any fraction thereof) discharged, deposited, dumped, spilled, leaked or placed into or on the Mortgaged Property at any time either prior to or after the date Mortgagor acquired title to the Mortgaged Property; (ii) any contamination of the Mortgaged Property’s soil or groundwater or damage to the environment and natural resources of the Mortgaged Property existing prior to the time Mortgagor acquired title to the Mortgaged Property or the result of actions occurring after Mortgagor acquired title to the Mortgaged Property, whether arising under CERCLA or other existing statutes and regulations, or common law; and (iii) any toxic, explosive or otherwise dangerous materials which have been buried beneath or concealed within the Mortgaged Property either prior to or after Mortgagor acquired title to the Mortgaged Property.
          (c) Mortgagor hereby irrevocably grants to Mortgagee the right, while this Mortgage is in effect and not released, to enter upon the Mortgaged Property for the purpose of inspecting the same and taking samples therefrom for testing, including but not limited to soil samples (both surface and subsurface) and samples of materials contained in any of the Improvements. Mortgagor shall pay for the reasonable cost of any reasonably necessary inspections and tests performed pursuant to this Paragraph 6(c).
          7. LIENS AND TAXES. Mortgagor will not suffer or permit any mechanics’, laborers’ or materialmen’s liens, or claims of lien, to be filed or otherwise asserted against or to remain on the Mortgaged Property for more than 30 days, and shall cause the same to be released and discharged, or transferred to bond as permitted by law prior to the expiration of the 30 day period. Mortgagor will pay, or cause to be paid, before they become delinquent, all taxes, assessments, water and sewer rents, license fees, dues, charges and levies of any kind, general or specific, imposed upon the Mortgaged Property or upon any part thereof or upon any interests of Mortgagor or Mortgagee therein and will furnish Mortgagee upon request evidence satisfactory to Mortgagee of the timely payment of same.
          8. CHANGE IN LAW. In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of mortgages or debts secured by mortgages, or the manner of collecting taxes so as to adversely affect Mortgagee, then Mortgagee shall notify Mortgagor and Mortgagor shall promptly pay the amount of such tax to Mortgagee.
          9. UTILITIES. Mortgagor shall pay when due all charges for utility services furnished to or consumed on the Mortgaged Property or which may become a charge or lien against all or part of the Mortgaged Property, and shall pay all other assessments or charges of a similar nature affecting the Mortgaged Property whether or not such assessments or charges are liens thereon.
          10. INSPECTION. Mortgagor agrees that Mortgagee shall have the right, after reasonable notice to Mortgagor, to enter upon the Mortgaged Property from time to time during normal business hours to inspect the condition of the Mortgaged Property.
          11. FINANCIAL STATEMENTS. For so long as this Mortgage shall remain in effect Mortgagor shall provide Mortgagee with (i) financial statements of Mortgagor, within 90 days of the end of its fiscal year, which statements shall be reviewed or audited by an independent certified public accountant or (ii) unaudited financial statements, if requested in writing by Mortgagee. All statements delivered pursuant to this Section shall be prepared in accordance with consistently applied accounting principles.

          12. MAINTENANCE AND REPAIR; ALTERATIONS. Mortgagor will, at all times, preserve and keep the Mortgaged Property and every part and item thereof in good working order and condition and will not permit or suffer any waste thereof, and will keep and maintain the grounds, sidewalks, roads, parking and landscaped areas in good order and repair. Mortgagor will promptly repair, restore, replace or rebuild, to substantially its former condition, any part of the Mortgaged Property which may be damaged or destroyed by any casualty or cause whatsoever or which may be affected by condemnation or alteration of the grade of any street or roadway. Mortgagor will not permit or allow any demolition, removal or material alteration of the Mortgaged Property, or any part thereof, without the prior written consent of Mortgagee. Mortgagor will, from time to time, make all needed and proper repairs, betterments, renewals, replacements and improvements to the Mortgaged Property, including (but not limited to) whenever any portion or item of the Mortgaged Property shall be worn out or damaged or destroyed or shall have become obsolete, inefficient or otherwise unfit for use; excepting, however, any items of a minor nature which Mortgagor determines, in good faith, are not required for the operation of the Mortgaged Property. Any such property which shall be replaced shall be replaced with other property of at least equal utility, value and efficiency to that of the replaced property and shall be free from any security interest or other lien or encumbrance and from any reservation of title, and by such replacement Mortgagor shall be deemed to have subjected such property to the lien of this Mortgage.
          13. COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS. Mortgagor will, at all times, comply with, or cause to be complied with (a) all laws, ordinances and requirements of governmental authorities, (b) all requirements of insurance rating and inspection bureaus, and (c) all restrictive covenants, easements and other title exceptions relating to the Mortgaged Property or any part thereof.
          14. DUE ON SALE OR ENCUMBRANCE. At the option of Mortgagee, the entire amount of the indebtedness evidenced by the Note will become immediately due and payable:
     (a) if Mortgagor shall transfer, or agree to transfer, in any manner, either voluntarily or involuntarily, by operation of law or otherwise, all or any portion of the Mortgaged Property, or any interest therein (including any air or development rights) without, in any such case, the prior written consent of Mortgagee. Mortgagee may grant or deny such consent in its sole discretion and, if consent should be given, any such transfer shall be subject to this Mortgage and any other documents which evidence or secure the loan secured hereby, and any such transferee shall assume all of Mortgagor’s obligations hereunder and thereunder and agree to be bound by all provisions and perform all obligations contained herein and therein. Consent to one such transfer shall not be deemed to be a waiver of the right to require consent to future or successive transfers. As used herein “transfer” shall include, without limitation, any sale, assignment, lease or conveyance [except leases for occupancy subordinate to this Mortgage] and to all advances made and to be made hereunder and, in the event Mortgagor is a partnership, joint venture, trust or corporation, the sale, conveyance, transfer or other disposition of any interest therein; or
     (b) if Mortgagor shall encumber, or agree to encumber, in any manner, either voluntarily or involuntarily, by operation of law or otherwise, all or any portion of the Mortgaged Property, or any interest therein (including any air or development rights) or any interest in Mortgagor without, in any such case, the prior written consent of Mortgagee. Mortgagee may grant or deny such consent in its sole discretion and, if consent should be given, any such encumbrance shall be subject to this Mortgage and any documents which evidence or secure the loan secured hereby. Consent to one such encumbrance shall not be deemed to be a waiver of the right to require consent to future or successive encumbrances. As used herein “encumber” shall include, without limitation, the placing or permitting the placing of any mortgage, deed of trust, assignment of rents or other security device.
          15. EMINENT DOMAIN. Notwithstanding any taking by eminent domain, alteration of the grade of any street or other injury to or decrease in value of the Mortgaged Property by any public or quasi-public authority or corporation, Mortgagor shall continue to pay interest on the entire principal sum secured hereby until any such award or payment shall have been actually received by Mortgagee and any reduction in the principal sum resulting from the application by Mortgagee of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such receipt. Mortgagor hereby authorizes and empowers Mortgagee as attorney-in-fact for Mortgagor to make proof of loss, to adjust and compromise any claim under the power of eminent domain, to appear in and prosecute any action for condemnation awards or proceeds, and to deduct therefrom Mortgagee’s expenses incurred in the collection of such awards and proceeds; provided, however, that nothing contained herein shall require Mortgagee to incur any expense or take any action hereunder. All such awards or proceeds shall, at the option of Mortgagee, be retained and applied by Mortgagee toward payment of the monies secured by this Mortgage, whether or not then due, in such order and in such amounts as Mortgagee may elect. If prior to the receipt by Mortgagee of such award or payment the Mortgaged Property shall have been sold on foreclosure of this Mortgage, Mortgagee shall have the right to receive the award or payment to the extent of any deficiency resulting from such sale, together with legal interest thereon, and the reasonable attorneys’ fees, costs and disbursements incurred by Mortgagee in connection with the collection of such award or payment. Mortgagor hereby assigns its interests in any such award to Mortgagee.
          16. SECURITY AGREEMENT. Mortgagor hereby grants to Mortgagee a security interest in Fixtures, Awards and Proceeds, Claims, Rents, Deposits and Contract Rights and any portion of the Mortgaged Property constituting personal property (collectively, the “Collateral”) for the purpose of securing the obligations secured by this Mortgage. Mortgagee shall have all the rights of a secured party under the Uniform Commercial Code as in effect from time to time in the State of Illinois. It is the intention of the parties that Fixtures be treated as fixtures subject to the real property lien of this Mortgage and that the Collateral be subject to all of the provisions of this Mortgage. Nothing contained in this Section 16 nor the filing of any UCC-1 financing statement in a location for filings with respect to personal property nor the execution of any separate security agreement with respect to all or part of such property shall alter in any fashion Mortgagee’s rights under this Mortgage or impair the real property lien of this Mortgage with respect to any such property.
          17. FEES AND EXPENSES. If Mortgagee incurs any costs and expenses (including attorneys’ fees) in connection with any action or proceeding to sustain the lien of this Mortgage or its priority or to enforce any of Mortgagee’s rights hereunder or to recover any indebtedness secured hereby, or for any title examination or title insurance policy relating to title to the Mortgaged Property required by Mortgagee, or in curing any default of Mortgagor under any lease, all such sums shall be paid by Mortgagor on demand, together with interest thereon at the Default Rate from date of payment by Mortgagee. To the maximum extent permitted by law, such sums shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title or interest claimed upon the Mortgaged Property subordinate to the lien of this Mortgage.
          18. RIGHT TO CURE. If Mortgagor defaults in any of the covenants or conditions as provided for in the Note, this Mortgage, or any other loan document, Mortgagee may, at its option, upon Mortgagor’s failure, without notice to Mortgagor, perform or cause to be performed (by making advances or otherwise) any such covenant or condition, any amounts paid as a result thereof, together with interest at the Default Rate from date of payment until paid, shall be immediately due and payable by Mortgagor to Mortgagee, and until paid shall be added to and become part of the indebtedness evidenced by the Note, shall be secured by this Mortgage, and shall be a lien on the Mortgaged Property prior to any right, title or interest claimed in the Mortgaged Property subordinate to the lien of this Mortgage. Such payments by Mortgagee shall not be deemed to relieve Mortgagor from, or to be a cure of, any Default hereunder. The exercise by Mortgagee of the right to make such payments shall be optional with Mortgagee, and Mortgagee shall not in any case be liable to Mortgagor for a failure to exercise any such right.
          19. DEFAULT. Any of the following occurrences or acts will constitute an event of default (herein “Default”) under this Mortgage: (a) failure of Mortgagor to make any payment of principal and/or interest within 10 days after the date when due under the Note; (b) failure by Mortgagor to pay any other monetary amounts due under this Mortgage or any other loan document within 30 days after the date on which such payment is due and payable; (c) failure of Mortgagor to fully comply with, observe or perform any of the covenants or provisions of the Note, this Mortgage or any other loan document or any other Transaction Document (as defined in the Note) and such failure shall continue unremedied for 15 days after written notice thereof to Mortgagor specifying the default; (d) the incorrectness or breach of any representation or warranty made by Mortgagor in the Note, this Mortgage or any other loan document as of the date of this Mortgage and/or while any of the indebtedness is unpaid; (e) the filing by Mortgagor of a petition in bankruptcy or for relief under any law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement or extension, or the institution of any proceeding under any such law by Mortgagor, or the filing or institution of any such petition or proceeding by or against Mortgagor which is not dismissed within 45 days thereafter; (f) Mortgagor shall make, enter into or consent to an assignment for the benefit of creditors; (g) if any governmental authority, or any court at the instance thereof, shall take possession of any substantial part of the property of, or assume control over, the affairs or operations of, or a receiver or trustee shall be appointed over all or any substantial part of, or a writ or order of attachment or garnishment shall be issued or made against any of the property of Mortgagor and any such action is not dismissed or discharged within 30 days of its commencement; (h) Mortgagor admits in writing the inability to pay its debts when due; (i) if it shall be illegal for Mortgagor to pay any tax referred to in Section 1 hereof or Section 7 hereof or if the payment of such tax by Mortgagor would result in the violation of applicable usury laws; (j) failure by Mortgagor to comply with Sections 6 or 14 of this Mortgage; (k) final judgment for the payment of money shall be rendered against Mortgagor and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed; (l) if there should occur any change in the use of the Mortgaged Property without Mortgagee’s prior written consent; (m) if there should occur a default which is not cured within the applicable grace period, if any, under any other mortgage, deed of trust or lien of all or part of the Mortgaged Property regardless of whether any such other mortgage, deed of trust or lien is prior or subordinate to this Mortgage; it being further agreed by Mortgagor that an Event of Default hereunder shall constitute an Event of Default under any such other mortgage or deed of trust held by Mortgagee; or (n) there shall occur any event which constitutes an “event of default” under any instrument, agreement or evidence of indebtedness relating to any obligation of Mortgagor in respect of indebtedness for borrowed money the effect of which is to permit the holder or holders of such instrument, agreement or evidence of indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause the indebtedness for borrowed money evidenced thereby to become due and payable prior to its stated maturity.
          20. REMEDIES.
          20.1 Acceleration. If a Default shall be continuing, Mortgagee may, at its option, by notice to Mortgagor, declare the entire indebtedness evidenced by the Note, or otherwise secured hereby, immediately due and payable.
          20.2 Mortgagee’s Right to Enter and Take Possession, Operate and Apply Revenues. If a Default shall be continuing, Mortgagor, upon demand of Mortgagee, shall forthwith surrender to Mortgagee the actual possession, and if and to the extent permitted by law, Mortgagee itself, or by such officers or agents as it may appoint, may enter and take possession, of all or any part of the Mortgaged Property, and may exclude Mortgagor and its agents and employees wholly therefrom, and may have joint access with Mortgagor to the books, papers and accounts of Mortgagor.
          If Mortgagor shall, for any reason, fail to surrender or deliver any such Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may obtain a judgment or decree conferring on Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of all or part of such Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents. Mortgagor will pay to Mortgagee, upon demand, all expenses of obtaining such judgment or decree and reasonable compensation to Mortgagee, its attorneys and agents; and all such expenses and compensation shall, until paid, be secured by the lien of this Mortgage.
          Upon every such entering upon or taking of possession, Mortgagee may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, if any, and from time to time (a) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (b) insure or keep the Mortgaged Property insured; (c) lease, manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise with respect to the same; and (d) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Mortgagee, all as Mortgagee from time to time may determine to be its best advantage. Mortgagee may collect and receive all Rents, of the same, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes); (ii) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements and purchases and acquisitions; (iii) the cost of such insurance as Mortgagee may determine to pay; (iv) such taxes, assessments, and other similar charges as Mortgagee may determine to pay; (v) other proper charges upon the Mortgaged Property or any part thereof; and (vi) the reasonable compensation, expenses and disbursements of the attorneys and agents of Mortgagee, shall apply the remainder of the monies and proceeds so received by Mortgagee to the indebtedness evidenced by the Note or otherwise secured hereby.
          Mortgagee shall have no liability for any loss, damage, injury, cost or expense resulting from any action or omission by it or its representatives which was taken or omitted in good faith.
          20.3 Completion of Construction. If any Improvements are under construction or not completed, Mortgagee shall have the right, upon the happening of any such Default, to enter into possession of the Mortgaged Property and perform any and all work and labor necessary to complete the Improvements substantially in accordance with the plans and specifications therefor and employ watchmen to protect the Mortgaged Property and the Improvements; all sums expended by Mortgagee for such purposes shall be deemed to have been paid to Mortgagor and secured by this Mortgage. For this purpose, Mortgagor hereby constitutes and appoints Mortgagee its true and lawful attorney-in-fact with full power of substitution to complete the Improvements in the name of Mortgagor, and hereby empowers said attorney or attorneys as follows: to use any funds of Mortgagor including any balance which may be held in escrow and any funds which may remain unadvanced hereunder for the purpose of completing the Improvements in the manner called for by the plans and specifications; to make such additions and changes and corrections in the plans and specifications which shall be necessary or desirable to complete the Improvements as Mortgagee deems necessary in its sole judgment and in substantially the manner contemplated by the plans and specifications; to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for said purposes; to enforce or otherwise without limitation deal with any bonding or insurance company under any policy required hereunder as Mortgagor might do in its own behalf; to pay, settle or compromise all existing bills and claims which are or may be liens against the Mortgaged Property, or which may be necessary or desirable for the timely completion of the Improvements or the removal of liens and encumbrances; to execute all applications and certificates in the name of Mortgagor which may be required by any construction contract respecting the Improvements; to do any and every act with respect to the construction of the Improvements which Mortgagor may do in its own behalf; and to prosecute and defend all actions or proceedings in connection with the Improvements on the Mortgaged Property and to take such action and require such performance as Mortgagee deems necessary. This power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked. Said attorney-in-fact shall also have power to prosecute and defend all actions or proceedings in connection with the construction of the Improvements on the Property and to take such action and require such performance as is deemed necessary.

          Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from Mortgagee’s failure to enforce the power of attorney granted herein or from any other act or omission of Mortgagee in managing the Property. Nor shall Mortgagee be obligated to perform or discharge nor does Mortgagee hereby undertake to perform or discharge any obligation, duty or liability with respect to the construction or completion of the Improvements and Mortgagor shall indemnify Mortgagee for, and hold Mortgagee harmless from, any and all liability, loss or damage which may or might be incurred in the exercise or failure to exercise any of the rights granted to Mortgagee under this Section or by reason of the assignment to Mortgagee of the construction contract, architectural agreements, plans and specifications and other Contract Rights with respect to the Property. Should Mortgagee incur any such liability or in defense of any claims or demands relating thereto, the amount thereof, including costs, expenses and reasonable attorneys’ fees, shall be secured hereby and Mortgagor shall reimburse Mortgagee therefor immediately upon demand. It is further understood that this Section shall not operate to place responsibility upon Mortgagee for the control, care, management or repair of the Property or for the carrying out the construction of the Improvements; nor shall it operate to make Mortgagee responsible or liable for any waste committed on the Property by the contractor or any other parties, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any contractor, subcontractor, licensee, invitee, employee, agent or stranger.
          20.4 Receiver. If a Default shall be continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled without notice and without regard to the occupancy or value of any security for the indebtedness or the insolvency of any party bound for its payment to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply Rents thereof. The receiver shall have all of the rights and powers to the fullest extent permitted by law. Mortgagor shall pay to Mortgagee upon demand all expenses, including receiver’s fees, costs and agent’s compensation, incurred pursuant to the provisions of this Paragraph; and all such expenses shall be secured by this Mortgage.
          20.5 Mortgagee’s Power of Enforcement. If a Default shall have occurred and be continuing Mortgagee may, either with or without entry or taking possession as hereinabove provided or otherwise, proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy (a) to enforce payment of the Note or the performance of any term of this Mortgage, (b) to foreclose this Mortgage and to sell, as an entirety or in separate lots or parcels, the Mortgaged Property, under the judgment or decree of a court or courts of competent jurisdiction, and (c) to pursue any other right or remedy available to it, all as the Mortgagee shall deem most effectual for such purposes. Mortgagee shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, as Mortgagee may determine.
          20.6 Leases. Mortgagee, at Mortgagee’s option, is authorized to foreclose this Mortgage, subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Mortgagor, a defense to any proceedings instituted by Mortgagee to collect the sums secured hereby, or any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property.

          20.7 Delay or Omission no Waiver. No delay or omission of Mortgagee or of any holder of the Note to exercise any right, power or remedy accruing upon any Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee.
          20.8 No Waiver of One Default to Affect Another. No waiver of any Default shall be effective unless made in writing by Mortgagee. No waiver of any Default hereunder shall extend to or shall affect any subsequent or any other then existing Default or shall impair any rights, powers or remedies consequent thereon.
          20.9 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.
          20.10 Subrogation. Mortgagee hereby is subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the indebtedness secured by this Mortgage.
          21. FURTHER ASSURANCES. Mortgagor will, at its own expense, within 15 days after request by Mortgagee, do, execute, acknowledge and deliver all further acts, deeds, conveyances, transfers, security interests, security agreements, financing statements, renewals, certificates, affidavits, continuation statements and other documents and assurances necessary or proper to effectuate, complete, or perfect, or to continue and preserve, the obligations of Mortgagor under the Note and other loan documents and the lien and security interest provided for by this Mortgage in the Mortgaged Property or any part thereof.
          Upon any failure by Mortgagor to do so, Mortgagee may make, execute, record, file, re-record and/or re-file any and all such mortgages, instruments, certificates and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee the agent and attorney-in-fact of Mortgagor to do so.
          22. CERTIFICATES. Mortgagor, upon request of Mortgagee, shall certify, by a writing duly acknowledged to Mortgagee or to any proposed assignee of the Note, this Mortgage or any other loan documents, the amount of the principal sum and interest and other indebtedness then owing on the Note, this Mortgage and other loan documents, and whether any offsets or defenses exist against the indebtedness secured hereby.
          23. LEASES AFFECTING MORTGAGED PROPERTY. Mortgagor will comply with and observe its obligations as landlord under all Leases affecting the Mortgaged Property or any part thereof so long as the lessee under any of the Leases is not in default. Mortgagor will furnish Mortgagee with a form of lease, which shall not be substantially modified without the prior written consent of Mortgagee. All Leases shall be inferior and subordinate in all respects to the lien of this Mortgage, and shall provide that lessees under such Leases, at Mortgagee’s option, shall attorn to Mortgagee, its successors and assigns, in the event that this Mortgage is foreclosed and the terms of each lease shall so provide.
          24. NOTICES. Any provision in this Mortgage requiring or permitting notice or demand or request shall be deemed satisfied by written notice personally served on Mortgagor or Mortgagee, as the case may be, or as of the fifth day after being mailed by United States Postal Service, registered or certified mail, return receipt requested, postage prepaid, addressed to the parties at their address first listed above. Either party may, by notice to the other in the above manner, specify a different address for notice purposes.
          25. EXTENSIONS, RELEASES, MODIFICATIONS, RENEWALS, ETC. Without affecting the liability of Mortgagor or any other person (except any person expressly released in writing) for payment of any indebtedness secured hereby or for performance of any obligation contained herein or secured hereby, and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at any time and from time to time, either before or after the maturity of the Note, and without notice or consent:
          (a) Release any person liable for payment of all or any part of the indebtedness or for performance of any obligation.
          (b) Make any agreement extending the time or otherwise altering the terms of payment of all or any part of the indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof.
          (c) Exercise or refrain from exercising or waive any right Mortgagee may have.
          (d) Accept additional security of any kind.
          (e) Release, either partially or wholly, or otherwise deal with any property, real or personal, securing the indebtedness, including all or any part of the property mortgaged hereby.
          26. WAIVER OF RIGHTS. Mortgagor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof and Mortgagor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Property marshaled upon any foreclosure hereof.
          27. TIME IS OF THE ESSENCE. Time is of the essence of this Mortgage.
          28. ATTORNEYS’ FEES AND EXPENSES. Wherever provision is made herein for payment for reasonable attorneys’ fees or expenses incurred by Mortgagee, such provision shall include, but not be limited to, reasonable attorneys’ fees or expenses incurred in any and all judicial, bankruptcy, reorganization, administrative, or other proceedings, including appellate proceedings, whether such proceedings arise before or after entry of a final judgment.
          29. ILLINOIS CONTRACT. This Mortgage shall be construed, interpreted, enforced and governed by and in accordance with laws of the State of Illinois.
          30. STATUTORY POWERS. Mortgagee is hereby authorized and empowered to do all things provided to be done by a mortgagee under the laws of Illinois, and any present or future amendments or supplements thereto, for the protection of Mortgagee’s interest in the Mortgaged Property.
          31. CAPTIONS. The captions or headings of the provisions hereof are for convenience of reference only and shall not define or limit the terms hereof. Whenever the singular or plural member, masculine or feminine or neuter gender is used herein, it shall equally include the other.
          32. AFTER-ACQUIRED PROPERTY. All property of every kind acquired by Mortgagor after the date hereof which is required for the complete use and enjoyment of the Mortgaged Property and which, by the terms hereof, is required to be subjected to the lien of this Mortgage, shall immediately upon the acquisition thereof by Mortgagor, and without any further mortgage, conveyance, assignment or transfer, become subject to the lien of this Mortgage. Nevertheless, Mortgagor will do, execute, acknowledge and deliver each further act, conveyance, mortgage and assurance as Mortgagee shall reasonably require for accomplishing such purposes.
          33. SUPPLEMENTAL MORTGAGES. Mortgagor may from time to time grant mortgages on property other than the property described herein as Mortgaged Property and such mortgages shall be supplemental to this Mortgage and may encumber additional property to secure the Note and may subject such additional property to the requirements, terms and conditions hereof.
          34. BINDING EFFECT. The covenants herein contained shall bind, and the benefits shall inure to, the respective successors and assigns of the parties hereto, and the term Mortgagee shall include any payee of the Note or any transferee thereof whether by operation of law or otherwise.
          35. SEVERABILITY. In the event that any provision or clause of this Mortgage, the Note or any other loan document or any other Transaction Document conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage, the Note and the other loan documents and the other Transaction Documents which can be given effect without the conflicting provision, and to this end the provisions of this Mortgage, the Note and the other loan documents and the other Transaction Documents are declared to be severable.
          36. WAIVER OF JURY TRIAL. MORTGAGOR WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS MORTGAGE, THE NOTE IT SECURES, THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREIN.
     IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor as of the day and year first above written.

ONE EARTH ENERGY, LLC

By:	/s/ Steven Kelly

Steve Kelly, President

STATE OF ILLINOIS	)
	)	SS:
COUNTY OF FORD	)
          The foregoing instrument was acknowledged before me this 13th day of June, 2007 by Steve Kelly, President of One Earth Energy, LLC, an Illinois limited liability company, on behalf of the company.

/s/ Joy D. Boyce

Notary Public

This Instrument Prepared By:	[Notary Seal]
CHERNESKY, HEYMAN & KRESS P.L.L.	“OFFICIAL SEAL”
1100 Courthouse Plaza, S.W.	JOY D. BOYCE
Dayton, Ohio 45402	NOTARY PUBLIC –STATE OF ILLINOIS
MY COMMISSION EXPIRES: 04/05/10

Exhibit A
Legal Description
TRACT 1:
A part of the Northwest Quarter (NW 1/4) of Section Ten (10), Township Twenty-three (23) North, Range Seven (7) East of the Third Principal Meridian, Gibson City, Ford County, Illinois, more particularly described as follows: Beginning at the Northeast Corner of Lot Four (4) in the First Addition to Jordan Industrial Park Subdivision in the City of Gibson City, Illinois, according to the Plat recorded as Document No. 205053 in the Ford County Recorder’s Office. From said point of beginning, thence West 1146.34 feet along the North line of said Lot Four (4) to the Northwest Corner thereof; thence North 543.85 feet along the East Right-of-Way line of Jordan Drive according to the Dedication thereof recorded as Document No. 212435 in said Recorder’s Office which forms an angle to the left of 90º 00’ 00” with the last described course; thence East 20.00 feet along said Right-of-Way line which forms an angle to the left of 89º 39’ 36” with the last described course; thence North 30.00 feet along said Right-of-Way line which forms an angle to the left of 270º 20’ 24” with the last described course to the Southwest Corner of Parcel 4 conveyed to Ameren Energy Generating Company by Warranty Deed recorded as Document No. 235733 in said Recorder’s Office; thence East 150.65 feet along the South line of said Parcel 4 which forms an angle to the left of 89º 39’ 36” with the last described course to the Southeast Corner thereof; thence North 580.00 feet along the East line of said Parcel 4 and the East line of a tract of land conveyed by Special Warranty Deed recorded as Document No. 216254 in said Recorder’s Office, which lines form an angel to the left of 269º 57’ 50” with the last described course to the Northeast Corner of said Tract, said Northeast Corner being on the North line of the Northwest Quarter (NW 1/4) of said Section Ten (10); thence East 979.71 feet along said North line which forms an angel to the left of 90º 02’ 10” with the last described course to the Northeast Corner of the Northwest Quarter (NW 1/4) of said Section Ten (10); thence South1147.04 feet along the East line of the Northwest Quarter (NW 1/4) of said Section (10) which forms an angle to the left of 89º 57’ 15” with the last described course to the point of beginning, situated in the County of Ford and State of Illinois.
TRACT 2:
Lot Four (4) in the First Addition to Jordan Industrial Park Subdivision in the City of Gibson, Ford County, Illinois according to the Plat recorded as Document 205053 in the Ford County Recorder’s Office excepting (Exception No. 1) therefrom the East 100 feet of even width thereof and also expecting (Exception No.2) the following described tract: A part of Lot Four (4) in the First Addition to Jordan Industrial Park Subdivision in the City of Gibson, Ford County, Illinois according to the Plat recorded as Document 205053 in the Ford County Recorder’s Office, more particularly described as follows: Beginning at a point on the North line of said Lot Four (4) lying 100.00 feet West of the Northeast Corner thereof, said point being the Northwest Corner of a tract of land conveyed to Bloomer Line Railroad according to the Deed recorded as Document No. 217701 in said Recorder’s Office. From said point of beginning, thence West 551.97 feet along the North line of said Lot Four (4) to the point of intersection with the Northerly extension of the West line of Lot Three (3) in said First Addition; thence South 599.81 feet along said Northerly extension which forms an angle to the right of 90º 56’ 03” with the last described course to the Northwest Corner of said Lot Three (3) being a point on the South line of said Lot Four (4); thence East 557.71 feet along the South line of said Lot Four (4) which forms an angle to the right of 89º 03’ 55” with the last described course to a point lying 100.00 feet West of the Southeast Corner of said Lot Four (4), said point being the Southwest Corner of said Tract conveyed by Document No. 217701; thence North 599.74 feet along the West line of said Tract which forms an angle to the right of 90º 23’ 11” with the last described course to the point of beginning, situated in the County of Ford and State of Illinois.
TRACT 3:
A part of Lot Two (2) the First Addition to Jordan Industrial Park Subdivision in the City of Gibson, Ford County, Illinois, according to the Plat recorded as Document 205053 in the Ford County Recorder’s Office, more particularly described as follows: Beginning at the Southeast Corner of said Lot Two (2) being a point on the North Right-of-Way line of Illinois Route 9. From said point of beginning, thence Northwest 26.26 feet along the South line of said Lot Two (2) to the Southeast Corner of a parcel of Land conveyed by Deed recorded as Document No. 216831 in said Recorder’s Office; thence North 210.58 feet along the East line of said parcel which forms an angle to the left of 93º 33’ 30” with the last described course to the Northeast Corner thereof; thence West 449.44 feet along the North line of said parcel and the North line of a parcel of land conveyed by Deed recorded as Document No. 215689 in said Recorder’s Office which lines form an angle to the left of 270º 56’ 03” with the last described course to the Northwest Corner of said parcel recorded as Document 215689; thence North 399.53 feet along the West line of said Lot Two (2) which forms an angle to the left of 90º 00’ 00” with the last described course to the Southwest Corner of Outlot 5 in said First Addition; thence East 50.00 feet along the South line of said Outlot 5 which forms an angle to the left of 90º 00’ 00” with the last described course to the Southeast Corner thereof; thence North 50.00 feet along the East line of said Outlot 5 which forms an angle to the left of 270º 00’ 00” with the last described course to the Northeast Corner thereof, said Northeast Corner being on the North line of said Lot 2; thence East 432.96 feet along the North line of said Lot 2 which forms an angle to the left of 90º 00’ 00” with the last described course to the Northeast Corner thereof; thence South 662.20 feet along the East line of said Lot 2 which forms an angle to the left of 89º 03’ 57” with the last described course to the point of beginning, situated in the County of Ford and State of Illinois.

Exhibit B
Permitted Exceptions
1. General Exceptions:
a.	Rights or claims of parties in possession not shown by the public records.

b.	Encroachments, overlaps, boundary line disputes, or other matters which would be disclosed by an accurate survey and inspection of the premises.

c.	Easements, or claims of easements, not shown by the public records.

d.	Any lien, or right to a lien, for services, labor, or material heretofore or hereinafter furnished imposed by law and not shown by the public records.

e.	Taxes or special assessments which are not shown as existing liens by the public records.
2.	Said premises are subject to taxes for the years 2006 and 2007.
NOTE: Not yet due and payable.

3.	Said premises lie within the boundaries of the Ford County Soil Conservation District.
NOTE: There are no assessments due and/or payable in said Soil Conservation District.

4.	Rights of the Public, the State of Illinois, the County, the Township and the municipality in and to that part of the premises in question taken, used, or dedicated for roads or highways.

5.	Rights of way for drainage ditches, drain tiles, feeders, laterals and underground pipes, if any.

6.	Said premises have been annexed to the City of Gibson, Ford County, Illinois, by Ordinance No. 823 dated June 8, 1987 and recorded June 10, 1987 as Document No. 180102 in the Recorder’s Office in Ford County, Illinois.

7.	The City of Gibson enacted an ordinance establishing the charges and rates of the use and service of the sewerage system and provided that any delinquent charge shall constitute a lien upon the real estate. Said premises are subject to the terms of this ordinance as amended. We find no recorded statement of delinquency against the above described premises.

8.	Water Main Easement dated July 10, 1987 and recorded July 20, 1987 as Document No. 180356 in the Recorder’s Office of Ford County, Illinois, made by Everett A.Van Teslaar, Trustee, to the City of Gibson, and subject to the terms, conditions and provisions as contained therein.

9.	Sanitary Sewer Easement dated June 14, 1988 and recorded June 15, 1988 as Document No. 182303 in the Recorder’s Office of Ford County, Illinois, made by the City of Gibson, a Municipal Corporation, to the City of Gibson, and subject to the terms, conditions and provisions as contained therein.